AMENDMENT TO EMPLOYMENT AGREEMENT


         WHEREAS, Seagull Energy Corporation (the "Company") and Barry J. Galt ("Galt") have heretofore entered into an Employment Agreement (the "Agreement"), effective as of December 30, 1983; and

         WHEREAS, Section 3.4 of the Agreement obligates the Company to provide certain term life insurance coverage to Galt during the term of the Agreement; and

         WHEREAS, the Company and Galt have heretofore entered into an agreement regarding the provision of insurance coverage for Galt, effective as of January 1, 1987, and in satisfaction of the Company's obligations under Section 3.4 of the Agreement; and

         WHEREAS, the Company and Galt desire to amend such prior agreement regarding the provision of life insurance coverage for Galt, effective as of January 1, 1997, to provide Galt with additional flexibility with respect to such insurance coverage;

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Effective as of January 1, 1997 and continuing for each year that the Agreement is in force and effect, on the date and in the manner designated by Galt, which date shall be within ninety days of the due date specified on Schedule A attached hereto and made a part hereof, the Company shall tender annual premiums in the amounts established pursuant to Schedule A by check payable to the insurance company designated by Galt to be applied by such company to the insurance policy designated by Galt.

         2. Galt agrees that payment of the premiums by the Company as specified in Item 1 above will constitute full and complete performance by the Company of its obligations under Section 3.4 of the Agreement.

         Executed this 23rd day of January, 1997.


                                              SEAGULL ENERGY CORPORATION



                                              By: /s/ William L. Transier
                                              Name:   William L. Transier
                                              Title:  Sr. Vice President and CFO



                                              /s/ Barry J. Galt
                                                  BARRY J. GALT

                                   SCHEDULE A


              Annual Premium Payments by Seagull Energy Corporation


Due Date                            Amount                       Age of Mr. Galt
--------------------------------------------------------------------------------

2-9-97                              $ 4,770                            63
2-9-98                                5,490                            64
2-9-99                                6,355                            65
2-9-00                                7,225                            66
2-9-01                                8,100                            67
2-9-02                                8,990                            68
2-9-03                                9,885                            69
2-9-04                               11,000                            70
2-9-05                               12,520                            71
2-9-06                               14,520                            72
2-9-07                               17,055                            73
2-9-08                               20,235                            74
2-9-09                               24,060                            75
2-9-10                               28,510                            76
2-9-11                               33,570                            77
2-9-12                               36,730                            78
2-9-13                               40,080                            79
2-9-14                               43,565                            80

